UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On August 5, 2025, Ramaco Resources, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 10,666,667 shares of its common stock, par value $0.01 per share, at a price to the public of $18.75 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares of common stock from the Company at a price of $17.71875 per share. In connection with the Offering, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners, X, L.P., and Yorktown Energy Partners XI, L.P. (collectively “Yorktown”), selling stockholders of the Company, have granted the underwriters a 30-day option to purchase up to an additional $30 million of the Company’s Class A common stock at the public offering price, less the underwriting discount.

The net proceeds to the Company from the Offering are expected to be approximately $188.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering to fund the acceleration of its development of its rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes. The Company will not receive any proceeds from the sale of shares of the Class A common stock by Yorktown, in the event that the underwriters exercise their option to purchase additional shares.

The Offering is expected to close on August 7, 2025, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (No. 333-289251) as previously filed with the Securities and Exchange Commission and a related prospectus and prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement. The Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the terms of the Underwriting Agreement are qualified in its entirety by reference to such exhibit hereto.

Fourth Amendment Agreement

On August 5, 2025, the Company entered into a Fourth Amendment Agreement (the “Fourth Amendment Agreement”) by and among (i) the Company, Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc., Maben Coal LLC, Carbon Resources Development, Inc., and Ramaco Coal, LLC (collectively, the “Borrowers”); (ii) KeyBank National Association, as administrative agent and lender; (iii) Cadence Bank, as lender; (iv) Associated Bank, National Association, as lender; (v) City National Bank, as lender; (vi) Star Financial Bank, as lender; and (vii) Trustmark National Bank, as lender.

The Fourth Amendment Agreement amends that certain Second Amended and Restated Credit and Security Agreement (as amended from time to time, the “Credit Agreement”) dated February 15, 2023, by and among the Company, the other Borrowers named therein, the lenders named therein, and KeyBank National Association as agent and lender; which was first amended pursuant to that certain First Amendment Agreement dated May 3, 2024, and later amended pursuant to that certain Second Amendment Agreement dated November 21, 2024, and again further amended by that certain Third Amendment Agreement dated July 23, 2025, by and among the Borrowers named therein, the lenders named therein, and KeyBank National Association as agent and lender. The Fourth Amendment Agreement, among other things, amends the Credit Agreement by removing all negative covenants relating to the issuance of equity securities by the Company.

The foregoing description of the Fourth Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On August 5, 2025, the Company issued a press release announcing the proposed Offering. Additionally, on August 5, 2025, the Company issued a second press release announcing the pricing of the Offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 5, 2025, among Ramaco Resources, Inc. and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein.
10.1	Fourth Amendment Agreement, dated August 5, 2025, by and among Ramaco Resources, Inc., Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc., Maben Coal LLC, Carbon Resources Development, Inc., Ramaco Coal, LLC, as borrowers, the lenders party thereto, and KeyBank National Association as agent and lender (amending the Second Amended and Restated Credit and Security Agreement, dated February 15, 2023, by and among Ramaco Resources, Inc., the other borrowers party thereto, the lenders party thereto, and KeyBank National Association, as agent, lender, swing line lender and the issuer).
99.1	Press release issued by Ramaco Resources, Inc., dated August 5, 2025.
99.2	Press release issued by Ramaco Resources, Inc., dated August 5, 2025.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: August 6, 2025